                                                                      EXHIBIT 12

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES


                                                                             THREE MONTHS ENDED MARCH 31, 1996
                                                                           --------------------------------------
                                                                           HISTORICAL                 PRO FORMA
                                                                            COMBINED     PRO FORMA     ADJUSTED
                                                                           -----------  -----------  ------------
Net loss before fixed charges and income taxes...........................  $10,476,337  $10,476,337   $10,656,467
Interest expense, including amortization of deferred financing costs and
 discounts...............................................................      218,251      615,845    6,202,476
                                                                           -----------  -----------  ------------
Net loss before taxes....................................................  $10,694,588  $11,092,182   $16,858,943
                                                                           -----------  -----------  ------------
                                                                           -----------  -----------  ------------
Fixed charges:
  Interest expense, including amortization of deferred financing costs
   and discounts.........................................................  $   218,251  $   615,845   $6,202,476
                                                                           -----------  -----------  ------------
Fixed charges............................................................  $   218,251  $   615,845   $6,202,476
                                                                           -----------  -----------  ------------
                                                                           -----------  -----------  ------------
Deficiency of net loss to cover fixed charges............................  $10,694,588  $11,092,182   $16,858,943
                                                                           -----------  -----------  ------------
                                                                           -----------  -----------  ------------



                                                                                 YEAR ENDED DECEMBER 31, 1995
                                                                             -------------------------------------
                                                                             HISTORICAL                PRO FORMA
                                                                              COMBINED    PRO FORMA   AS ADJUSTED
                                                                             ----------  -----------  ------------
Net loss before fixed charges and income taxes.............................  $3,041,430   $3,041,430   $3,761,948
Interest expense, including amortization of deferred financing costs and
 discounts.................................................................     193,413   2,045,762    24,506,714
                                                                             ----------  -----------  ------------
Net loss before taxes......................................................  $3,234,843   $5,087,132   $28,268,662
                                                                             ----------  -----------  ------------
                                                                             ----------  -----------  ------------
Fixed charges:
    Interest expense, including amortization at deferred financing costs
     and discounts.........................................................  $  193,413   $2,045,702   $24,506,714
                                                                             ----------  -----------  ------------
Fixed Charges..............................................................  $  193,413   $2,045,702   $24,506,714
                                                                             ----------  -----------  ------------
                                                                             ----------  -----------  ------------
Deficiency at net loss to cover fixed charges..............................  $3,234,843   $5,087,132   $28,268,662
                                                                             ----------  -----------  ------------
                                                                             ----------  -----------  ------------


                                                                   AUGUST 23, 1993
                                                                 (DATE OF INCEPTION)   YEAR ENDED     YEAR ENDED
                                                                         TO           DECEMBER 31,   DECEMBER 31,
                                                                  DECEMBER 31, 1993       1994           1995
                                                                 -------------------  -------------  -------------
Net loss before fixed charges..................................       $   6,594         $ 124,245     $ 1,162,077
Deduct:
  Interest expense, including amortization of deferred
   financing charges...........................................          --                 4,375         105,578
                                                                         ------       -------------  -------------
Net loss.......................................................       $   6,594         $ 128,620     $ 1,267,655
                                                                         ------       -------------  -------------
Fixed charges:
  Interest expense, including amortization of deferred
   financing charges...........................................       $  --             $   4,375     $   105,578
                                                                         ------       -------------  -------------
Total fixed charges............................................       $  --             $   4,375     $   105,578
                                                                         ------       -------------  -------------
                                                                         ------       -------------  -------------
Deficiency of net loss to cover fixed charges..................       $   6,594         $ 128,630     $ 1,267,655
                                                                         ------       -------------  -------------
                                                                         ------       -------------  -------------


                                                                         ADVANCED RADIO TELECOM CORP.
                                                              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                             ----------------------------------------------------
                                                              AUGUST 23, 1993
                                                                  (DATE OF
                                                                 INCEPTION)       THREE MONTHS
                                                                     TO               ENDED
                                                             DECEMBER 31, 1995   MARCH 31, 1996
                                                             ------------------  ---------------
Net loss before fixed charges..............................     $  2,893,238      $  10,517,479
Interest expense, including amortization of deferred
 financing costs...........................................           87,835            148,904
                                                             ------------------  ---------------
Net loss before taxes......................................     $  2,981,073      $  10,666,383
                                                             ------------------  ---------------
                                                             ------------------  ---------------
Fixed charges:
    Interest expense, including amortization at deferred
     financing costs.......................................     $     87,835      $     148,904
                                                             ------------------  ---------------
Fixed charges..............................................     $     87,835      $     148,904
                                                             ------------------  ---------------
                                                             ------------------  ---------------
Deficiency at net loss to cover fixed charges..............     $  2,981,073      $  10,666,383
                                                             ------------------  ---------------
                                                             ------------------  ---------------